AMENDMENT NUMBER SEVEN TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


      THIS AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of this 28th day of February, 1997 by and among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION d/b/a SEAFIRST BANK, successor by merger to Bank of America NW, N.A., successor by name change to Seattle-First National Bank, a national banking association ("Seafirst"), UNITED STATES NATIONAL BANK OF OREGON, a national banking association ("U.S. Bank"), HONGKONG BANK OF CANADA, assignee in interest to The Hongkong and Shanghai Banking Corporation, Limited, an extra national banking institution ("Hongkong Bank") (each individually a "Lender" and collectively the "Lenders"), SEAFIRST, as agent for the Lenders (the "Agent") and UNITED GROCERS, INC., an Oregon corporation (the "Borrower").

                                    RECITALS

      A. The Lenders, the Borrower and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of May 31, 1996, as amended by that certain Amendment Number One to Amended and Restated Credit Agreement dated as of July 25, 1996, by that certain Amendment Number Two to Amended and Restated Credit Agreement dated as of September 27, 1996 , by that certain Amendment Number Three to Amended and Restated Credit Agreement dated as of October 28, 1996, by that certain Amendment Number Four to Amended and Restated Credit Agreement dated as of November 29, 1996, by that certain Amendment Number Five to Amended and Restated Credit Agreement dated as of December 26, 1996 and by that certain Waiver and Amendment Number Six to Amended and Restated Credit Agreement dated as of January 31, 1997 (as the same has been or may be amended, modified or extended from time to time the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement.

      B. The Credit Agreement contains certain financial covenants binding upon the Borrower. The Borrower has requested that the Agent and the Lenders modify the required fixed charge coverage ratio set forth in Section 7.13 of the Credit Agreement through its fiscal quarter ending March 25, 1998. The Agent and the Lenders are prepared to modify the fixed charge coverage ratio on the terms and conditions set forth below.

      NOW, THEREFORE, the parties agree as follows:


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                                    AGREEMENT

      1. DEFINITIONS. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement.



      2. AMENDMENT TO CREDIT AGREEMENT. Section 7.13 of the Credit Agreement is hereby deleted and the following substituted in its stead:

            SECTION 7.13 FIXED CHARGE COVERAGE. Borrower shall maintain on a consolidated basis a Fixed Charge Coverage ratio (for the four most recent fiscal quarters) as follows:

            PERIOD                              RATIO

      December 28, 1996 through           at least 1.0 to 1.0
        June 27, 1997

      June 28, 1997 through               at least 1.15 to 1.0
        September 26, 1997

      September 27, 1997 through          at least 1.2 to 1.0
        December 26, 1997

      December 27, 1997 through           at least 1.25 to 1.0
        March 25, 1998

      As used in this Agreement, "Fixed Charge Coverage" means for any period the ratio derived by dividing (a) the sum of net income for such period (before income taxes, patronage dividends, and extraordinary items) plus Fixed Charges by (b) Fixed Charges. As used in this Agreement, "Fixed Charges" means the sum of (a) interest expense on all of Borrower's Indebtedness, (b) the amortization of any discount applied in advancing Funded Debt to Borrower, and (c) gross rental expense net of pass-through rental income from Borrower's members.

      3. CONDITIONS TO EFFECTIVENESS. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied on or before February 28, 1997:

            3.1 DELIVERY OF AMENDMENT. The Borrower, the Agent and each Lender shall have executed and delivered counterparts of this Amendment to Agent.

            3.2 REIMBURSEMENT FOR EXPENSES. The Borrower shall have reimbursed the Agent for all expenses actually incurred by


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

the Agent in connection with the preparation of the Credit Agreement and the other Loan Documents and shall have paid all other amounts due and owing under the Loan Documents.

            3.3 BORROWER CORPORATE AUTHORITY. The Agent shall have received such evidence of corporate authority as the Agent shall request.

            3.4 REPRESENTATIONS TRUE; NO DEFAULT. The representations of the Borrower as set forth in Article 6 of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date. No Event of Default and no event which, with notice or lapse of time or both, would constitute a Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment.

      4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders and the Agent that each of the representations and warranties set forth in Article 6 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and the Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

      5. NO FURTHER AMENDMENT. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

      6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

      7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

      8. ORAL AGREEMENTS NOT ENFORCEABLE.

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,
      EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT
      OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number
Seven to Amended and Restated Credit Agreement as of the date first above written.


      BORROWER:                     UNITED GROCERS, INC.



                                    By /s/ John W. white
                                      Its Vice President



      LENDERS:                      BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION



                                    By /s/ Gordon A. Gray
                                      Its Vice President


                                    UNITED STATES NATIONAL BANK OF
                                    OREGON



                                    By /s/ William H. Long
                                      Its Vice President


                                    HONGKONG BANK OF CANADA



                                    By /s/ Randy Todd
                                      Its Senior Vice President



      AGENT:                        BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION



                                    By /s/ Ronald R. Parsons
                                      Its Vice President



                                    By /s/ Dora A. Brown
                                      Its Assistant Vice President


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